Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 3, 2021, relating to the consolidated financial statements of Versus Systems Inc. (the “Company”), which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2020.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants
May 18, 2021